As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	46-0920988
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(650) 278-8930

(Address, Including Zip Code and Telephone Number, of Registrant’s Principal Executive Offices)

Isaac E. Ciechanover, M.D.

Chief Executive Officer

Atara Biotherapeutics, Inc.

701 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(650) 278-8930

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth L. Guernsey Jodie M. Bourdet Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-201728)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.0001 par value per share	734,082	$18.00	$13,213,476	$1,535.41

(1)	Includes 95,749 shares that the underwriters have the option to purchase.
(2)	The shares being registered pursuant to this Registration Statement, which shares are in addition to the 3,450,000 shares registered pursuant to the Form S-1 Registration Statement (File No. 333-201728).
(3)	Based on public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Atara Biotherapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-201728) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on January 28, 2015, and which the Commission declared effective on February 11, 2015.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 734,082 shares, 95,749 of which may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 11th day of February, 2015.

ATARA BIOTHERAPEUTICS, INC.

/s/ Isaac E. Ciechanover, M.D.
Isaac E. Ciechanover, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Isaac E. Ciechanover, M.D. Isaac E. Ciechanover, M.D.	President and Chief Executive Officer (Principal Executive Officer)	February 11, 2015

/s/ John F. McGrath, Jr. John F. McGrath, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2015

* Matthew K. Fust	Director	February 11, 2015

* Carol Gallagher, Pharm.D.	Director	February 11, 2015

* Joel S. Marcus	Director	February 11, 2015

* Beth Seidenberg, M.D.	Director	February 11, 2015

* Eckard Weber, M.D.	Director	February 11, 2015

*	Pursuant to Power of Attorney

By:	/s/ Isaac E. Ciechanover, M.D.
Isaac E. Ciechanover, M.D.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-201728), filed with the Commission on January 28, 2015 and incorporated herein by reference).